Exhibit 99.1

Fortress Reports Fourth Quarter and Year End 2014 Results

Announces Dividend of $0.38 per Share

New York, NY. February 26, 2015 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its fourth quarter and year end 2014 financial results.

FINANCIAL SUMMARY

•	Fortress declares a cash dividend of $0.38 per dividend paying share for the fourth quarter of 2014

•	Management Fee Paying Assets Under Management (“AUM”) of $67.5 billion as of December 31, 2014, an increase of 2% from the previous quarter and an increase of 9% from December 31, 2013

•	GAAP net income of $148 million and $233 million (per diluted Class A share of $0.24 and $0.43) for the fourth quarter and year ended December 31, 2014, respectively; compared to GAAP net income of $318 million and $484 million (per diluted Class A share of $0.49 and $0.79) for the fourth quarter and year ended December 31, 2013, respectively

•	Pre-tax distributable earnings (“DE”) of $123 million and $446 million for the fourth quarter and year ended December 31, 2014, respectively; compared to pre-tax DE of $121 million and $434 million for the fourth quarter and year ended December 31, 2013, respectively

•	Pre-tax DE per dividend paying share of $0.28 and $0.99 for the fourth quarter and year ended December 31, 2014, respectively, compared to pre-tax DE per dividend paying share of $0.24 and $0.88 for the fourth quarter and year ended December 31, 2013, respectively

•	Net cash and investments of $3.25 per dividend paying share as of December 31, 2014, up from $3.18 per dividend paying share as of September 30, 2014

•	$1.0 billion of gross embedded incentive income across funds and permanent capital vehicles as of December 31, 2014, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $7.8 billion as of December 31, 2014, including $5.5 billion available for general investment purposes

BUSINESS HIGHLIGHTS

•	Raised $1.8 billion of capital across alternative investment businesses during the quarter, bringing total third-party alternative capital raised in 2014 to $6.4 billion

•	Recorded $1.0 billion of net client inflows for Logan Circle during the quarter, bringing total net client inflows to $5.4 billion in 2014

•	Investment performance summary as of December 31, 2014:

•	Fourth quarter 2014 net returns of 2.1% for Drawbridge Special Opportunities Fund (“DBSO”) LP, 3.4% for Fortress Macro Fund Ltd and 3.1% for Fortress Asia Macro Fund Ltd

•	Full year 2014 net returns of 9.9% for DBSO LP, (1.6)% for Fortress Macro Fund Ltd and (1.2)% for Fortress Asia Macro Fund Ltd

•	Private Equity fund valuations increased 4.0% in 2014

•	Annualized inception-to-date net IRRs for the Credit Opportunities Fund and Credit Opportunities Fund II of 25.6% and 18.2%, respectively

•	11 out of 16 Logan Circle fixed income strategies outperformed respective benchmarks for the year ended December 31, 2014 and 15 of 16 strategies have outperformed respective benchmarks since inception

“Record earnings in the fourth quarter capped off a terrific year for Fortress,” said Fortress Chief Executive Officer Randy Nardone. “We closed 2014 with AUM at an all-time high of $67.5 billion, driven by $12 billion in aggregate of new capital raised for our alternative funds, equity raised for our permanent capital vehicles and net client inflows for Logan Circle Partners. Strong investment performance and increased realization activity contributed to full-year pre-tax DE of $0.99 per share, a 13% increase over the prior year and our highest full year of pre-tax DE since 2007. With these outstanding results, we are pleased to announce a $0.38 per share fourth quarter dividend, bringing full year dividends to $0.80 per share, or 100% of our after-tax DE.”

“With strong investor demand for our strategies, major positive developments in some of our largest portfolio investments, and tremendous embedded value both in our funds and on our balance sheet, we have great visibility and optimism about the value we can create and distribute in the coming years.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the quarter and full year period ended December 31, 2014. The consolidated GAAP statement of operations and balance sheet are presented on pages 13-14 of this press release.

	4Q	3Q	4Q	% Change		FY	FY	% Change
(in millions, except per share amount)	2014	2014	2013	QoQ	YoY	2014	2013	YoY
GAAP
Revenues	$671	$404	$566	66%	19%	$1,812	$1,265	43%
Expenses	529	398	243	33%	118%	1,614	898	80%
Other Income	(2)	11	19	N/A	N/A	45	182	(75)%
Net income (loss)	148	10	318	N/A	(53)%	233	484	(52)%
Net income (loss) attributable to Class A Shareholders	61	4	146	N/A	(58)%	100	200	(50)%

Per diluted share	$0.24	$0.02	$0.49	N/A	(51)%	$0.43	$0.79	(46)%

Weighted average Class A shares outstanding, diluted	450	221	504			455	501
Distributable Earnings
Fund management DE	$110	$67	$109	64%	1%	$340	$403	(16)%
Pre-tax DE	123	55	121	124%	2%	446	434	3%

Per dividend paying share/unit	$0.28	$0.12	$0.24	133%	17%	$0.99	$0.88	13%

Weighted average dividend paying shares and units outstanding	442	442	495			448	493
Assets Under Management
Private Equity	$13,933	$14,198	$15,583	(2)%	(11)%	$13,933	$15,583	(11)%
Credit	13,128	13,223	13,383	(1)%	(2)%	13,128	13,383	(2)%
Liquid Markets	8,128	7,529	7,398	8%	10%	8,128	7,398	10%
Logan Circle	32,342	31,096	25,386	4%	27%	32,342	25,386	27%

Total Assets Under Management	$67,531	$66,046	$61,750	2%	9%	$67,531	$61,750	9%

CONSOLIDATED GAAP RESULTS

In addition to its investment management activity, in 2014 Fortress consolidated certain funds and investment vehicles. Fortress’s financial statements include the assets, liabilities, related operations and cash flows of these consolidated entities (collectively, the “Investment Company”). Fortress’s results and the results of the consolidated entities are disclosed under the Investment Manager caption and the consolidated entities’ related amounts are further detailed under the Investment Company caption in our consolidated financial statements.

Fortress also consolidated the financial position and results of operations of New Media Investment Group Inc. (“New Media”) (NYSE: NEWM) beginning on February 14, 2014 and New Senior Investment Group Inc. (“New Senior”) (NYSE: SNR) beginning on November 7, 2014. Although New Senior’s and New Media’s operating results impact GAAP net income, they do not have a material impact on the net income attributable to Fortress’s Class A shareholders, Class A basic and diluted earnings per share or total Fortress shareholders’ equity, as substantially all of the operating results of New Senior and New Media are attributable to non-controlling interests. New Senior’s and New Media’s results are disclosed under the Non-Investment Manager caption in our consolidated financial statements.

Fortress recorded GAAP net income of $148 million, or $0.24 per diluted Class A share, for the fourth quarter of 2014, compared to GAAP net income of $318 million, or $0.49 per diluted Class A share, for the fourth quarter of 2013. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units and fully vested restricted partnership units to Class A shares.

The year-over-year decrease in Fortress’s fourth quarter 2014 GAAP net income was primarily driven by a $286 million increase in GAAP expenses, partially offset by a $105 million increase in GAAP revenues.

The increase in GAAP expenses was primarily attributable to $219 million of expenses associated with the Non-Investment Manager as a result of the consolidation of New Senior and New Media, as well as a $67 million increase in Investment Manager expenses primarily related to compensation and benefits.

The increase in GAAP revenues was primarily attributable to $229 million of revenues from the Non-Investment Manager as a result of the consolidation of New Senior and New Media, partially offset by a $124 million decrease in Investment Manager revenues primarily related to lower incentive income.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit Hedge Funds and Credit Private Equity (“PE”) Funds, (ii) Private Equity Funds and Permanent Capital Vehicles, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of December 31, 2014
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)		Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Assets Under Management[1]	$67,531	$9,366	$4,567	$8,128	$6,173	$6,955	$32,342
Dry Powder	$7,762	$1,954	$390	N/A	$447	$4,971	N/A
Average Management Fee Rate[2]		1.2%	1.5%	1.8%	2.0%	1.4%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[3]	$21,330	$561	$2,519	$2,380	$5,461	$10,352	$57
Undistributed Incentive Income: Unrecognized	$999	$18	$70	$7	$80	$824	$—
Undistributed Incentive Income: Recognized	—	—	—	—	—	—	$—

Undistributed Incentive Income[4]	$999	$18	$70	$7	$80	$824	$—

	Three Months Ended December 31, 2014
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)		Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Third-Party Capital Raised	$1,767	$75	$—	$745	$48	$899	$—

Segment Revenues
Management fees	$153	$32	$19	$35	$30	$25	$12
Incentive income	191	—	25	13	19	134	—

Total	344	32	44	48	49	159	12
Segment Expenses
Operating expenses	(126)	(13)	(20)	(31)	(19)	(29)	(14)
Profit sharing compensation expenses	(96)	—	(6)	(12)	(10)	(68)	—

Total	(222)	(13)	(26)	(43)	(29)	(97)	(14)

Principal Performance Payments	(12)	—	(3)	—	(8)	(1)	—

Fund Management DE	$110	$19	$15	$5	$12	$61	$(2)

Net Investment Income[5]	13	—	—	5	1	7	2

Pre-tax Distributable Earnings	$123	$19	$15	$10	$13	$68	$—

Pre-tax DE was $123 million in the fourth quarter of 2014, up from $121 million in the fourth quarter of 2013. This increase was primarily due to higher incentive income and management fees, partially offset by higher segment expenses.

[1]	The Assets Under Management presented for the Credit Hedge Funds includes $200 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.
[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Liquid and Credit Hedge Funds excludes sidepocket investments. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds (except for Fund V, of which a portion of the fund’s capital was above the incentive income threshold as of December 31, 2014) and Credit PE Funds represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for the publicly traded permanent capital vehicles represents the equity basis that is used to calculate incentive income and, for the private permanent capital vehicle, total NAV.
[4]	The Undistributed Incentive Income presented includes the impact of sidepocket investments on Liquid and Credit Hedge Funds. Undistributed Incentive Income for Private Equity Funds, Credit PE Funds and Liquid and Credit Hedge Fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other Hedge Fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares at their December 31, 2014 closing price.
[5]	Net Investment Income includes Unallocated Investment Loss of $1 million and Unallocated Expenses of $1 million.

Incentive income recorded in the fourth quarter of 2014 totaled $191 million, up from $136 million recorded in the fourth quarter of 2013, primarily due to higher incentive income from the Credit PE Funds and Permanent Capital Vehicles, partially offset by lower incentive income from the Liquid Hedge Funds, Credit Hedge Funds and Private Equity Funds.

Management fees were $153 million in the fourth quarter of 2014, up from $143 million in the fourth quarter of 2013, primarily due to higher management fees from the Permanent Capital Vehicles, Credit Hedge Funds, Liquid Hedge Funds and Logan Circle, partially offset by lower management fees from the Private Equity Funds.

Additionally, Fortress had $999 million in gross undistributed, unrecognized incentive income based on investment valuations as of December 31, 2014. This includes $929 million from our funds, $64 million from options in our publicly traded permanent capital vehicles and $6 million from our private permanent capital vehicle.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its Private Equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of December 31, 2014, AUM totaled $67.5 billion, up from $66.0 billion as of September 30, 2014. During the fourth quarter, Fortress had a $1.2 billion increase in invested capital, recorded $1.0 billion of net client inflows for Logan Circle, raised $0.9 billion of capital that was directly added to AUM and had $0.5 billion of market-driven valuation gains. These increases to AUM were partially offset by (i) $1.2 billion of capital distributions to investors, (ii) $0.5 billion of fund reset date adjustments, (iii) $0.3 billion of Liquid Hedge Fund redemptions and (iv) $0.1 billion of payments to Credit Hedge Fund investors from redeeming capital accounts.

As of December 31, 2014, the Credit Funds, Private Equity Funds and private permanent capital vehicle had $5.4 billion, $2.0 billion and $0.4 billion of uncalled capital, respectively, that will become AUM if deployed/called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $2.3 billion that is only available for follow-on investments, management fees and other fund expenses. Notably, approximately 77% of alternative AUM was in funds with long-term investment structures as of December 31, 2014, which provides for a stable, predictable base of management fees.

BUSINESS SEGMENT RESULTS

Below is a discussion of fourth quarter and full year 2014 segment results and business highlights.

Credit:

•	DBSO LP net returns of 2.1% for the fourth quarter of 2014 and 9.9% for full year 2014

•	Credit Opportunities Fund, Credit Opportunities Fund II, Japan Opportunity Fund and Japan Opportunity Fund II (Yen) recorded annualized inception-to-date net IRRs of 25.6%, 18.2%, 31.2% and 21.7%, respectively, through December 31, 2014

•	Credit PE Funds distributed $0.4 billion of capital back to limited partners during the quarter, bringing capital distributions for full year 2014 to $1.8 billion

•	Raised $0.9 billion and $2.2 billion of capital across the Credit business during the quarter and full year 2014, respectively

•	Total capital raise of approximately $5.0 billion, the targeted cap, anticipated for Fortress Credit Opportunities Fund (“FCO”) IV and related accounts. FCO IV is the successor fund to FCO III and its related accounts, which closed in September 2011 with approximately $4.5 billion in commitments.

(See supplemental data on pages 20-21 for more detail on Credit results)

The Credit business, which includes our Credit PE Funds and Credit Hedge Funds, generated pre-tax DE of $81 million in the fourth quarter of 2014, compared to $49 million in the fourth quarter of 2013. The year-over-year increase in DE was primarily driven by higher Credit PE incentive income, partially offset by lower Credit Hedge Fund incentive income and higher Credit PE profit-sharing expenses.

The Credit PE Funds generated pre-tax DE of $68 million in the quarter, up from $13 million in the fourth quarter of 2013, as increased realization activity resulted in $134 million of incentive income recorded in the quarter. Full year 2014 Credit PE incentive income totaled a record $254 million, a 112% increase compared to 2013. In addition to this substantial level of incentive income recognized in 2014, positive Credit PE Fund performance in 2014 resulted in a $143 million, or 21%, year-over-year increase in gross unrecognized Credit PE incentive income, which totaled $824 million at year end.

The Credit PE Funds raised $1.2 billion of capital in 2014, approximately $900 million of which that was raised in the fourth quarter. Fundraising activity in the quarter included a first close for Fortress Japan Opportunity Fund (“FJOF”) III of approximately $800 million. FJOF III is a successor fund to FJOF II, which closed in December 2012 with approximately $1.6 billion of commitments.

Fortress anticipates a total capital raise of approximately $5.0 billion, the targeted cap, for FCO IV and related accounts. FCO IV is the successor fund to FCO III and its related accounts, which closed in September 2011 with approximately $4.5 billion in commitments.

The Credit Hedge Funds generated pre-tax DE of $13 million in the quarter, down from $36 million in the fourth quarter of 2013, primarily due to lower incentive income. DBSO LP, Fortress’s flagship credit hedge fund, had net returns of 2.1% in the fourth quarter and 9.9% in 2014. Over the past five years through December 31, 2014, DBSO LP has generated annualized net returns of 16.4%. The Credit Hedge Funds raised $995 million of capital in 2014, primarily for the DBSO funds, nearly 80% more than the amount raised in 2013.

Private Equity:

•	Fund portfolio investment valuations declined 1.5% in the quarter and increased 4.0% in 2014

•	Completed previously announced spin-off of Newcastle Investment Corp.’s (“Newcastle”) (NYSE: NCT) senior housing assets into a new publicly traded company, New Senior

•	Subsequent to year end, New Media raised $151 million of capital

•	Subsequent to year end, New Residential Investment Corp. (“New Residential”) (NYSE: NRZ) announced agreement to acquire Home Loan Servicing Solutions, Ltd. (“HLSS”) (NASDAQ: HLSS)

(See supplemental data on page 18-19 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Permanent Capital Vehicles, recorded pre-tax DE of $34 million in the fourth quarter of 2014, down from $39 million in the fourth quarter of 2013, primarily due to lower Private Equity Fund investment income and incentive income, partially offset by higher Permanent Capital Vehicle incentive income and management fees.

The Private Equity funds generated $19 million of pre-tax DE in the quarter, down from $29 million in the fourth quarter of 2013, primarily due to lower net investment income and incentive income.

Private Equity Fund valuations declined 1.5% in the quarter, primarily due to depreciation of Nationstar Mortgage Holdings Inc. (NYSE: NSM) and certain privately held portfolio company investments, partially offset by appreciation of Springleaf Holdings, Inc. (NYSE: LEAF).

The Permanent Capital Vehicles generated $15 million of pre-tax DE in the quarter, up from $10 million in the fourth quarter of 2013, primarily due to higher incentive income and increased management fees. The Permanent Capital Vehicles raised $1.1 billion of capital in 2014, of which $0.6 billion was raised for WWTAI and $0.5 billion was raised across Newcastle, New Residential and New Media. Subsequent to year end, New Media raised an additional $151 million of capital.

In November 2014, Newcastle completed the spin-off of all of its senior housing assets into a new publicly traded real estate investment trust, New Senior Investment Group Inc. New Senior is externally managed by an affiliate of Fortress and primarily focuses on senior housing related investments. Fortress consolidated New Senior beginning in November 2014.

In February 2015, New Residential and HLSS announced a definitive agreement under which New Residential will acquire all of the outstanding shares of HLSS for a total cash purchase price of $18.25 per share, or approximately $1.3 billion. The acquisition has been approved by the Board of Directors of each company and is expected to close in the second quarter of 2015, subject to HLSS shareholder approval and other customary closing conditions.

Liquid Hedge Funds:

•	Fortress Macro Fund net returns of 3.4% and (1.6)% for the quarter and year ended December 31, 2014, respectively

•	Fortress Asia Macro Fund net returns of 3.1% and (1.2)% for the quarter and year ended December 31, 2014, respectively

•	Raised $745 million of capital during the quarter and $2.8 billion in 2014

•	Subsequent to year end, completed the transition of the Fortress Asia Macro Funds to a new asset management business, Graticule Asset Management Asia, L.P.

(See supplemental data on page 22 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded pre-tax DE of $10 million in the fourth quarter of 2014, down from $36 million in the fourth quarter of 2013. The year-over-year decline in pre-tax DE was primarily due to lower incentive income, partially offset by higher investment income and management fees.

Full year 2014 net returns for the Fortress Macro Funds, Fortress Asia Macro Funds, Fortress Partners Funds and Fortress Convex Asia Funds were (1.6)%, (1.2)%, (0.1)% and (4.9)%, respectively. Net returns year-to-date through February 20, 2015 for the Fortress Macro Funds, Fortress Convex Asia Funds and Fortress Centaurus Global Funds were (5.8)%, 0.3% and 3.0%, respectively.*

Liquid Hedge Funds ended the quarter with $8.1 billion of AUM, up 10% from the fourth quarter of 2013, primarily due to $2.8 billion of capital raised in the last twelve months, partially offset by $1.8 billion of redemptions. As of December 31, 2014, there were $926 million of outstanding Liquid Hedge Fund redemption notices to be paid primarily in the first quarter of 2015, including $388 million related to the Fortress Macro Funds, $318 million related to the Fortress Partners Funds and $189 million related to the Fortress Asia Macro Funds.

In January 2015, we completed the previously announced transition of management of the Fortress Asia Macro Funds to Graticule Asset Management Asia, L.P. (“Graticule Asset Management”), a new autonomous asset management business on Fortress’s affiliated manager platform in which Fortress has a non-controlling interest. Fortress also receives additional fees for providing infrastructure services (technology, back office, and other services) to Graticule Asset Management. As of December 31, 2014, the Fortress Asia Macro Funds and related managed accounts had $3.5 billion of AUM.

*	The net returns year-to-date through February 20, 2015 do not reflect Fortress Asia Macro Funds’ performance, as the Fortress Asia Macro Funds transitioned to being managed by Graticule Asset Management in January 2015. The year-to-date net returns for the Fortress Convex Asia Funds reflect returns for the Fortress Convex Asia Funds and Fortress Convex Asia PF Funds collectively. The calculation of net returns for the Fortress Convex Asia PF Funds reflect all expenses, including management fees, accrued incentive allocation (if any), and other expenses over the fund’s Trading Level. “Trading Level” is defined as the product of the fund’s NAV multiplied by the Funding Factor. The “Funding Factor” is 2x for Fortress Convex Asia Fund PF Ltd and Fortress Convex Asia Fund PF LP. The net returns for the year ended December 31, 2014 for the Fortress Convex Asia Funds do not reflect Fortress Convex Asia PF Funds’ performance, as the Fortress Convex Asia PF Funds were launched on July 1, 2014. The net returns for the year ended December 31, 2014 represent the performance of Fortress Partners Fund LP. Please see supplemental data on page 22 for more detail on the returns of each Fortress Partners Fund.

Logan Circle:

•	11 out of 16 Logan Circle fixed income investment strategies outperformed their respective benchmarks in 2014, and 15 of 16 strategies have outperformed respective benchmarks since inception

•	Traditional asset management AUM totaled $32.3 billion at year-end 2014, an increase of 27% compared to year-end 2013

•	Net client inflows totaled $1.0 billion in the fourth quarter of 2014 and $5.4 billion for full year 2014

•	Subsequent to year end, announced launch of registered mutual funds

(See supplemental data on page 23 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded breakeven pre-tax DE in the quarter, compared to a pre-tax DE loss of $3 million in the fourth quarter of 2013, primarily due to higher management fees and lower operating expenses.

Logan Circle ended the year with $32.3 billion in AUM, a 4% increase compared to the prior quarter and a 27% increase compared to the previous year. The year-over-year increase in AUM was primarily due to net client inflows of $5.4 billion and market-driven valuation gains of $1.5 billion. Since Fortress’s acquisition of Logan Circle in April 2010, AUM has grown at a CAGR of 25%.

Over a five year period through December 31, 2014, 14 of Logan Circle’s 16 fixed income strategies outperformed their respective benchmarks. Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and seven were ranked in the top quartile of performance for their competitor universe.

Subsequent to year end, we announced the launch of the Logan Circle Partners Funds – a family of mutual funds that will broaden investor access to investment strategies previously offered exclusively to Logan Circle’s institutional clients.

LIQUIDITY & CAPITAL

As of December 31, 2014, Fortress (excluding Non-Investment Manager and Investment Company) had cash and cash equivalents of $391 million and debt obligations of $75 million.

As of December 31, 2014, Fortress had $1.2 billion of investments in Fortress funds and options in Permanent Capital Vehicles. As of December 31, 2014, Fortress had a total of $147 million of outstanding commitments to its funds.

In addition, the NAV of Fortress’s investments in its own funds exceeded its segment cost basis by $554 million at year-end, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

DIVIDEND

Fortress’s Board of Directors declared a fourth quarter 2014 cash dividend of $0.38 per dividend paying share, comprised of a base quarterly cash dividend of $0.08 per dividend paying share and a special cash dividend of $0.30 per dividend paying share. The dividend is payable on March 17, 2015 to Class A shareholders of record as of the close of business on March 12, 2015.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds, Liquid Hedge Funds and Logan Circle. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 11 to the financial statements included in the Company’s most recent annual report on Form 10-K or most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, February 26th at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com. The conference call may be accessed by dialing

1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Fourth Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Thursday, March 5, 2015 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “82551687.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $67.5 billion in assets under management as of December 31, 2014. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of over 1,600 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in February 2015 will be treated as a partnership distribution. The per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0450
U.S. Dividend Income (3)	$0.0000
Other Income (4)	$0.0000
Return of Capital	$0.3350

Distribution Per Share	$0.3800

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues
Investment Manager
Management fees: affiliates	$130,722	$131,326	$527,922	$520,283
Management fees: non-affiliates	16,836	17,264	68,948	62,795
Incentive income: affiliates	236,746	316,652	362,380	419,828
Incentive income: non-affiliates	704	39,613	1,734	44,383
Expense reimbursements: affiliates	51,597	57,144	205,045	206,452
Expense reimbursements: non-affiliates	3,498	2,457	13,429	7,209
Other revenues	1,557	1,079	5,882	4,033
Investment Company - consolidated VIEs
Interest and dividend income	37	—	281	—

	441,697	565,535	1,185,621	1,264,983

Non-Investment Manager - consolidated VIEs
Advertising	110,179	—	346,613	—
Circulation	55,387	—	173,436	—
Commercial printing and other	21,230	—	64,062	—
Rental revenue, resident fees and services	42,085	—	42,085	—

	228,881	—	626,196	—

Total Revenues	670,578	565,535	1,811,817	1,264,983

Expenses
Investment Manager
Compensation and benefits	252,220	202,170	796,102	741,761
General, administrative and other expense (including depreciation, amortization and impairment)	57,015	40,396	191,996	150,460
Interest expense	889	526	3,443	5,382
Investment Company - consolidated VIEs
Other	326	—	1,011	—

	310,450	243,092	992,552	897,603

Non-Investment Manager - consolidated VIEs
Operating costs	112,948	—	338,197	—
General, administrative and other expense (including depreciation, amortization and impairment)	93,195	—	250,296	—
Interest expense	12,905	—	23,718	—
Loss on extinguishment of debt	—	—	9,047	—

	219,048	—	621,258	—

Total Expenses	529,498	243,092	1,613,810	897,603

Other Income (Loss)
Investment Manager
Gains (losses)	17,922	8,355	(8,313)	53,933
Tax receivable agreement liability adjustment	(29,080)	(1,048)	(33,116)	(8,787)
Earnings (losses) from equity method investees	(3,557)	11,351	78,193	136,866
Investment Company - consolidated VIEs
Gains (losses)	12,869	—	8,442	—

Total Other Income (Loss)	(1,846)	18,658	45,206	182,012

Income (Loss) Before Income Taxes	139,234	341,101	243,213	549,392
Income tax benefit (expense) - Investment Manager	9,987	(23,565)	(6,947)	(65,801)
Income tax benefit (expense) - Non-Investment Manager - consolidated VIEs	(1,205)	—	(2,909)	—

Total Income Tax Benefit (Expense)	$8,782	$(23,565)	$(9,856)	$(65,801)

Net Income (Loss)	$148,016	$317,536	$233,357	$483,591

Allocation of Net Income (Loss)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	80,014	171,723	138,960	283,144
Redeemable Non-Controlling Interests in Income (Loss) of Investment Company - consolidated VIEs	1,176	—	(709)	—
Non-Controlling Interests in Income (Loss) of Investment Company - consolidated VIEs	9,746	—	9,737	—
Non-Controlling Interests in Income (Loss) of Non-Investment Manager - consolidated VIEs	(4,288)	—	(14,593)	—
Net Income (Loss) Attributable to Class A Shareholders	61,368	145,813	99,962	200,447

	$148,016	$317,536	$233,357	$483,591

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.29	$0.59	$0.47	$0.83

Net income (loss) per Class A share, diluted	$0.24	$0.49	$0.43	$0.79

Weighted average number of Class A shares outstanding, basic	208,607,680	240,684,662	210,303,241	236,246,296

Weighted average number of Class A shares outstanding, diluted	449,618,855	503,803,432	455,154,136	500,631,423

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	December 31, 2014	December 31, 2013
Assets
Investment Manager
Cash and cash equivalents	$391,089	$364,583
Due from affiliates	320,318	407,124
Investments	1,110,543	1,253,266
Investments in options	45,734	104,338
Deferred tax asset, net	417,623	354,526
Other assets	173,476	190,595
Investment Company - consolidated VIEs
Cash and cash equivalents	303	—
Investments, at fair value	91,125	—
Other assets	231	—

	2,550,442	2,674,432
Non-Investment Manager - consolidated VIEs
Cash and cash equivalents	350,086	—
Investments in senior housing real estate, net	1,799,848	—
Fixed assets, net	283,786	—
Goodwill	370,375	—
Intangible assets, net	423,819	—
Other assets, net	156,530	—

	3,384,444	—

Total Assets	$5,934,886	$2,674,432

Liabilities and Equity
Liabilities
Investment Manager
Accrued compensation and benefits	$372,745	$417,309
Due to affiliates	375,424	344,832
Deferred incentive income	304,526	247,556
Debt obligations payable	75,000	—
Other liabilities	87,987	49,830
Investment Company - consolidated VIEs
Other liabilities	103	—

	1,215,785	1,059,527
Non-Investment Manager - consolidated VIEs
Mortgage notes payable	1,259,430	—
Debt obligations payable	222,052	—
Deferred revenue	35,933	—
Accrued expenses and other liabilities	133,851	—

	1,651,266	—

Total Liabilities	$2,867,051	$1,059,527

Commitments and Contingencies
Redeemable Non-controlling Interests, Investment Company - consolidated VIEs	1,717	—

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 208,535,157 and 240,741,920 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 226,331,513 and 249,534,372 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	—	—
Paid-in capital	1,996,137	2,112,720
Retained earnings (accumulated deficit)	(1,351,126)	(1,286,131)
Accumulated other comprehensive income (loss)	(2,426)	(1,522)

Total Fortress shareholders’ equity	642,585	825,067
Principals’ and others’ interests in equity of consolidated subsidiaries	638,360	789,838
Non-controlling interests in equity of Investment Company - consolidated VIEs	85,001	—
Non-controlling interests in equity of Non-Investment Manager - consolidated VIEs	1,700,172	—

Total Equity	3,066,118	1,614,905

	$5,934,886	$2,674,432

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended December 31, 2014 and 2013

	Three Months Ended December 31, 2014
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Assets Under Management
AUM - October 1, 2014	$66,046	$9,787	$4,411	$7,529	$6,140	$7,083	$31,096
Capital raised	885	—	—	745	49	91	—
Equity raised (Permanent Capital Vehicles)	—	—	—	—	—	—	—
Increase in invested capital	1,154	104	195	2	31	822	—
Redemptions	(329)	—	—	(329)	—	—	—
RCA distributions[6]	(129)	—	—	—	(129)	—	—
Return of capital distributions	(1,150)	(657)	(18)	(40)	(31)	(404)	—
Adjustment for reset date	(528)	—	—	—	—	(528)	—
Crystallized Incentive Income	—	—	—	—	—	—	—
Net Client Flows	1,035	—	—	—	—	—	1,035
Income (loss) and foreign exchange	547	132	(21)	221	113	(109)	211

AUM - Ending Balance	$67,531	$9,366	$4,567	$8,128	$6,173	$6,955	$32,342

Third-Party Capital Raised	$1,767	$75	$—	$745	$48	$899	$—

Segment Revenues
Management fees	$153	$32	$19	$35	$30	$25	$12
Incentive income	191	—	25	13	19	134	—

Total	344	32	44	48	49	159	12

Segment Expenses
Operating expenses	(126)	(13)	(20)	(31)	(19)	(29)	(14)
Profit sharing compensation expenses	(96)	—	(6)	(12)	(10)	(68)	—

Total	(222)	(13)	(26)	(43)	(29)	(97)	(14)

Fund Management DE (before Principal Performance Payments)	122	19	18	5	20	62	(2)

Principal Performance Payments	(12)	—	(3)	—	(8)	(1)	—

Fund Management DE	110	19	15	5	12	61	(2)

Investment Income	15	—	—	5	1	7	2
Unallocated Investment Income	(1)
Unallocated Expenses	(1)

Pre-tax Distributable Earnings	$123	$19	$15	$10	$13	$68	$—

Pre-tax Distributable Earnings per Dividend Paying Share	$0.28

	Three Months Ended December 31, 2013
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Assets Under Management
AUM - October 1, 2013	$57,971	$11,444	$3,429	$6,922	$5,667	$6,928	$23,581
Capital raised	463	—	—	296	167	—	—
Equity raised (Permanent Capital Vehicles)	301	—	301	—	—	—	—
Increase in invested capital	1,076	16	(1)	—	—	1,061	—
Redemptions	(120)	—	—	(120)	—	—	—
RCA distributions[6]	(196)	—	—	—	(196)	—	—
Return of capital distributions	(966)	(544)	(16)	(35)	(12)	(359)	—
Adjustment for reset date	—	—	—	—	—	—	—
Crystallized Incentive Income	(20)	—	—	(4)	(16)	—	—
Net Client Flows	1,538	—	—	—	—	—	1,538
Income (loss) and foreign exchange	1,703	945	9	339	246	(103)	267

AUM - Ending Balance	$61,750	$11,861	$3,722	$7,398	$5,856	$7,527	$25,386
Third-Party Capital Raised	$1,489	$623	$301	$296	$219	$50	$—

Segment Revenues
Management fees	$143	$35	$14	$32	$27	$25	$10
Incentive income	136	4	12	52	50	18	—

Total	279	39	26	84	77	43	10

Segment Expenses
Operating expenses	(102)	(15)	(11)	(29)	(14)	(18)	(15)
Profit sharing compensation expenses	(57)	(1)	(3)	(16)	(24)	(13)	—

Total	(159)	(16)	(14)	(45)	(38)	(31)	(15)

Fund Management DE (before Principal Performance Payments)	120	23	12	39	39	12	(5)

Principal Performance Payments	(11)	—	(2)	(4)	(5)	—	—

Fund Management DE	109	23	10	35	34	12	(5)

Investment Income	12	6	—	1	2	1	2
Unallocated Investment Income	—
Unallocated Expenses	—

Pre-tax Distributable Earnings	$121	$29	$10	$36	$36	$13	$(3)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.24

[6]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Twelve Months Ended December 31, 2014 and 2013

	Twelve Months Ended December 31, 2014
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2014	$61,750	$11,861	$3,722	$7,398	$5,856	$7,527	$25,386
Capital raised	3,500	—	—	2,817	561	122	—
Equity raised (Permanent Capital Vehicles)	483	—	483	—	—	—	—
Increase in invested capital	2,680	231	543	2	46	1,858	—
Redemptions	(1,804)	—	—	(1,767)	(37)	—	—
RCA distributions[7]	(616)	—	—	—	(616)	—	—
Return of capital distributions	(5,607)	(3,455)	(115)	(160)	(78)	(1,799)	—
Adjustment for reset date	(614)	—	—	—	—	(614)	—
Crystallized Incentive Income	(299)	—	—	(130)	(169)	—	—
Net Client Flows	5,420	—	—	—	—	—	5,420
Income (loss) and foreign exchange	2,638	729	(66)	(32)	610	(139)	1,536

AUM - Ending Balance	$67,531	$9,366	$4,567	$8,128	$6,173	$6,955	$32,342
Third-Party Capital Raised	$6,354	$281	$1,078	$2,817	$995	$1,183	$—

Segment Revenues
Management fees	$601	$136	$69	$138	$114	$97	$47
Incentive income	461	3	66	16	122	254	—

Total	1,062	139	135	154	236	351	47
Segment Expenses
Operating expenses	(451)	(51)	(69)	(99)	(70)	(108)	(54)
Profit sharing compensation expenses	(242)	—	(21)	(30)	(59)	(132)	—

Total	(693)	(51)	(90)	(129)	(129)	(240)	(54)

Fund Management DE (before Principal Performance Payments)	369	88	45	25	107	111	(7)

Principal Performance Payments	(29)	—	(6)	(1)	(20)	(2)	—

Fund Management DE	340	88	39	24	87	109	(7)

Investment Income	109	95	2	(2)	(1)	13	2
Unallocated Investment Income	—
Unallocated Expenses	(3)

Pre-tax Distributable Earnings	$446	$183	$41	$22	$86	$122	$(5)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.99

	Twelve Months Ended December 31, 2013
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles		Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2013	$53,430	$10,510	$3,761	$5,060	$5,665	$7,749	$20,685
Capital raised	3,051	—	—	2,546	505	—	—
Equity raised (Permanent Capital Vehicles)	1,398	—	1,398	—	—	—	—
Increase in invested capital	2,780	444	97	3	—	2,236	—
Redemptions	(933)	—	—	(850)	(83)	—	—
RCA distributions[7]	(1,020)	—	—	—	(1,020)	—	—
Return of capital distributions	(3,300)	(985)	(23)	(122)	(20)	(2,150)	—
Adjustment for reset date	(1,498)	—	(1,492)	—	—	(6)	—
Crystallized Incentive Income	(255)	—	—	(87)	(168)	—	—
Net Client Flows	4,753	—	—	—	—	—	4,753
Income (loss) and foreign exchange	3,344	1,892	(19)	848	977	(302)	(52)

AUM - Ending Balance	$61,750	$11,861	$3,722	$7,398	$5,856	$7,527	$25,386
Third-Party Capital Raised	$6,478	$1,706	$1,619	$2,546	$557	$50	$—

Segment Revenues
Management fees	$540	$134	$61	$111	$102	$96	$36
Incentive income	493	13	19	150	191	120	—

Total	1,033	147	80	261	293	216	36
Segment Expenses
Operating expenses	(377)	(48)	(42)	(84)	(62)	(93)	(48)
Profit sharing compensation expenses	(218)	(4)	(5)	(52)	(91)	(66)	—

Total	(595)	(52)	(47)	(136)	(153)	(159)	(48)

Fund Management DE (before Principal Performance Payments)	438	95	33	125	140	57	(12)

Principal Performance Payments	(35)	1	(4)	(12)	(19)	(1)	—

Fund Management DE	403	96	29	113	121	56	(12)

Investment Income	36	13	2	4	6	8	3
Unallocated Investment Income	—
Unallocated Expenses	(5)

Pre-tax Distributable Earnings	$434	$109	$31	$117	$127	$64	$(9)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.88

[7]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Fortress
Assets Under Management
Private Equity Funds	$10,986	$10,920	$11,444	$11,861	$11,861	$11,513	$9,810	$9,787	$9,366	$9,366
Permanent Capital Vehicles	4,509	3,364	3,429	3,722	3,722	3,731	4,021	4,411	4,567	4,567
Liquid Hedge Funds	5,490	6,461	6,922	7,398	7,398	7,738	7,867	7,529	8,128	8,128
Credit Hedge Funds	5,620	5,760	5,667	5,856	5,856	5,968	6,084	6,140	6,173	6,173
Credit Private Equity Funds	7,041	6,708	6,928	7,527	7,527	6,979	6,898	7,083	6,955	6,955
Logan Circle	21,937	21,397	23,581	25,386	25,386	26,592	29,133	31,096	32,342	32,342

AUM - Ending Balance	$55,583	$54,610	$57,971	$61,750	$61,750	$62,520	$63,813	$66,046	$67,531	$67,531

Third-Party Capital Raised	$1,727	$1,226	$2,036	$1,489	$6,478	$1,609	$1,762	$1,216	$1,767	$6,354

Segment Revenues
Management fees	$132	$129	$136	$143	$540	$147	$152	$149	$153	$601
Incentive income	116	199	42	136	493	104	78	88	191	461

Total	248	328	178	279	1,033	251	230	237	344	1,062
Segment Expenses
Operating expenses	(90)	(91)	(94)	(102)	(377)	(104)	(109)	(112)	(126)	(451)
Profit sharing compensation expenses	(54)	(80)	(27)	(57)	(218)	(53)	(39)	(54)	(96)	(242)

Total	(144)	(171)	(121)	(159)	(595)	(157)	(148)	(166)	(222)	(693)

Fund Management DE (before Principal Performance Payments)	104	157	57	120	438	94	82	71	122	369

Principal Performance Payments	(7)	(13)	(4)	(11)	(35)	(7)	(6)	(4)	(12)	(29)

Fund Management DE	$97	$144	$53	$109	$403	$87	$76	$67	$110	$340

Net Investment Income	3	4	12	12	31	10	96	(12)	13	106

Pre-tax Distributable Earnings	$100	$148	$65	$121	$434	$97	$172	$55	$123	$446

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Private Equity Funds
Assets Under Management
Main Funds[8]	$7,123	$6,982	$7,418	$8,026	$8,026	$7,787	$7,053	$7,347	$6,934	$6,934
Coinvestment Funds[9]	3,738	3,695	3,636	3,470	3,470	3,393	2,401	2,088	2,006	2,006
MSR Opportunities Funds[10]	125	243	390	365	365	332	344	341	326	326
Italian NPL Opportunities Fund	—	—	—	—	—	—	12	11	25	25
Fortress Equity Partners	—	—	—	—	—	—	—	—	75	75

AUM - Ending Balance	$10,986	$10,920	$11,444	$11,861	$11,861	$11,512	$9,810	$9,787	$9,366	$9,366

Third-Party Capital Raised	$—	$—	$1,083	$623	$1,706	$79	$26	$101	$75	$281

Segment Revenues
Management fees	$33	$33	$34	$35	$134	$35	$36	$33	$32	$136
Incentive income	3	5	1	4	13	2	1	—	—	3

Total	36	38	35	39	147	37	37	33	32	139
Segment Expenses
Operating expenses	(11)	(11)	(11)	(15)	(48)	(11)	(12)	(15)	(13)	(51)
Profit sharing compensation expenses	(1)	(2)	—	(1)	(4)	(1)	1	—	—	—

Total	(12)	(13)	(11)	(16)	(52)	(12)	(11)	(15)	(13)	(51)

Fund Management DE (before Principal Performance Payments)	24	25	24	23	95	25	26	18	19	88

Principal Performance Payments	—	—	—	—	1	—	—	—	—	—

Fund Management DE	$24	$25	$24	$23	$96	$25	$26	$18	$19	$88

Net Investment Income	—	1	6	6	13	4	91	—	—	95

Pre-tax Distributable Earnings	$24	$26	$30	$29	$109	$29	$117	$18	$19	$183

[8]	Combined AUM for Fund III, Fund IV and Fund V.
[9]	Combined AUM for Fund III Coinvestment, Fund IV Coinvestment, Fund V Coinvestment, FRID, FRIC, FICO, FHIF, FECI and MAPS.
[10]	Combined AUM for MSR Opportunities Fund I A, MSR Opportunities Fund I B, MSR Opportunities Fund II A, MSR Opportunities Fund II B and MSR Opportunities Fund MA I.

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Permanent Capital Vehicless
Assets Under Management
Newcastle Investment Corp.	$2,492	$1,486	$1,494	$1,795	$1,795	$1,321	$1,381	$1,579	$768	$768
New Residential Investment Corp.	—	1,204	1,196	1,196	1,196	1,196	1,367	1,366	1,367	1,367
Eurocastle Investment Limited	1,877	526	547	556	556	556	553	510	488	488
New Media Investment Group Inc.	—	—	—	—	—	391	390	505	487	487
New Senior Investment Group Inc.	—	—	—	—	—	—	—	—	812	812
WWTAI[11]	140	148	192	175	175	267	330	451	645	645

AUM - Ending Balance	$4,509	$3,364	$3,429	$3,722	$3,721	$3,731	$4,021	$4,411	$4,567	$4,567

Third-Party Capital Raised	$985	$333	$—	$301	$1,619	$—	$405	$673	$—	$1,078

Segment Revenues
Management fees	$18	$14	$14	$14	$61	$16	$17	$17	$19	$69
Incentive income	—	1	6	12	19	4	21	16	25	66

Total	18	15	20	26	80	20	38	33	44	135
Segment Expenses
Operating expenses	(10)	(10)	(11)	(11)	(42)	(14)	(17)	(18)	(20)	(69)
Profit sharing compensation expenses	—	—	(2)	(3)	(5)	—	(6)	(9)	(6)	(21)

Total	(10)	(10)	(13)	(14)	(47)	(14)	(23)	(27)	(26)	(90)

Fund Management DE (before Principal Performance Payments)	8	5	7	12	33	6	15	6	18	45

Principal Performance Payments	—	—	(1)	(2)	(4)	(1)	(2)	—	(3)	(6)

Fund Management DE	$8	$5	$6	$10	$29	$5	$13	$6	$15	$39

Net Investment Income	—	1	1	—	2	—	1	1	—	2

Pre-tax Distributable Earnings	$8	$6	$7	$10	$31	$5	$14	$7	$15	$41

[11]	WWTAI is currently a private permanent capital vehicle.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Credit Hedge Funds
Assets Under Management
Drawbridge Special Opportunities Funds[12]	$5,152	$5,302	$5,218	$5,454	$5,454	$5,616	$5,745	$5,817	$5,929	$5,929
Value Recovery Funds[13]	468	458	449	402	402	338	324	309	200	200
Japan Income Fund	—	—	—	—	—	14	15	14	44	44

AUM - Ending Balance	$5,620	$5,760	$5,667	$5,856	$5,856	$5,968	$6,084	$6,140	$6,173	$6,173

Third-Party Capital Raised	$75	$167	$96	$219	$557	$228	$554	$165	$48	$995

Segment Revenues
Management fees	$25	$25	$25	$27	$102	$27	$28	$29	$30	$114
Incentive income	33	64	44	50	191	32	42	29	19	122

Total	58	89	69	77	293	59	70	58	49	236
Segment Expenses
Operating expenses	(15)	(17)	(16)	(14)	(62)	(17)	(17)	(17)	(19)	(70)
Profit sharing compensation expenses	(18)	(29)	(20)	(24)	(91)	(15)	(20)	(14)	(10)	(59)

Total	(33)	(46)	(36)	(38)	(153)	(32)	(37)	(31)	(29)	(129)

Fund Management DE (before Principal Performance Payments)	25	43	33	39	140	27	33	27	20	107

Principal Performance Payments	(4)	(6)	(4)	(5)	(19)	(5)	(3)	(4)	(8)	(20)

Fund Management DE	$21	$37	$29	$34	$121	$22	$30	$23	$12	$87

Net Investment Income	1	1	2	2	6	1	2	(5)	1	(1)

Pre-tax Distributable Earnings	$22	$38	$31	$36	$127	$23	$32	$18	$13	$86

Net Returns[14]
Drawbridge Special Opportunities Fund LP	4.0%	5.2%	3.8%	4.3%	18.4%	3.2%	2.5%	1.8%	2.1%	9.9%
Drawbridge Special Opportunities Fund Ltd	3.4%	6.9%	2.4%	2.2%	15.6%	2.2%	1.6%	1.7%	0.2%	5.8%

[12]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[13]	Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold.
[14]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2013 redemptions.

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Credit Private Equity Funds
Assets Under Management
Long Dated Value Funds[15]	$459	$458	$421	$417	$417	$395	$375	$361	$361	$361
Real Assets Funds	90	86	85	77	77	78	70	64	66	66
Fortress Credit Opportunities Funds[16]	4,479	4,287	4,554	5,260	5,260	4,712	4,649	4,960	5,465	5,465
Japan Opportunity Funds[17]	2,013	1,877	1,868	1,773	1,773	1,794	1,804	1,698	1,063	1,063

AUM - Ending Balance	$7,041	$6,708	$6,928	$7,527	$7,527	$6,979	$6,898	$7,083	$6,955	$6,955

Third-Party Capital Raised	$—	$—	$—	$50	$50	$—	$254	$30	$899	$1,183

Segment Revenues
Management fees	$25	$22	$24	$25	$96	$25	$23	$24	$25	$97
Incentive income	48	37	17	18	120	66	13	41	134	254

Total	73	59	41	43	216	91	36	65	159	351
Segment Expenses
Operating expenses	(27)	(23)	(25)	(18)	(93)	(26)	(26)	(27)	(29)	(108)
Profit sharing compensation expenses	(25)	(20)	(8)	(13)	(66)	(35)	(7)	(22)	(68)	(132)

Total	(52)	(43)	(33)	(31)	(159)	(61)	(33)	(49)	(97)	(240)

Fund Management DE (before Principal Performance Payments)	21	16	8	12	57	30	3	16	62	111

Principal Performance Payments	(1)	—	—	—	(1)	(1)	—	—	(1)	(2)

Fund Management DE	$20	$16	$8	$12	$56	$29	$3	$16	$61	$109

Net Investment Income	4	2	1	1	8	4	—	2	7	13

Pre-tax Distributable Earnings	$24	$18	$9	$13	$64	$33	$3	$18	$68	$122

[15]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[16]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund, Real Estate Opportunities Fund II and Real Estate Opportunities REOC Fund.
[17]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014
Liquid Hedge Funds
Assets Under Management
Fortress Macro Funds[18]	$3,055	$3,446	$3,528	$3,885	$3,885	$3,503	$3,391	$3,083	$3,249	$3,249
Drawbridge Global Macro Funds[19]	342	340	293	284	284	286	261	223	229	229
Fortress Convex Asia Funds[20]	75	85	107	96	96	130	136	189	197	197
Fortress Centaurus Global Funds[21]	—	—	—	—	—	—	—	—	33	33
Fortress Partners Funds[22]	1,226	1,191	1,209	1,235	1,235	952	965	935	913	913
Fortress Asia Macro Funds[23]	792	1,399	1,785	1,898	1,898	2,867	3,114	3,099	3,507	3,507

AUM - Ending Balance	$5,490	$6,461	$6,922	$7,398	$7,398	$7,738	$7,867	$7,529	$8,128	$8,128

Third-Party Capital Raised	$667	$726	$857	$296	$2,546	$1,302	$523	$247	$745	$2,817

Segment Revenues
Management fees	$23	$26	$30	$32	$111	$33	$37	$33	$35	$138
Incentive income	32	92	(26)	52	150	—	1	2	13	16

Total	55	118	4	84	261	33	38	35	48	154
Segment Expenses
Operating expenses	(18)	(18)	(19)	(29)	(84)	(23)	(24)	(21)	(31)	(99)
Profit sharing compensation expenses	(10)	(29)	3	(16)	(52)	(2)	(7)	(9)	(12)	(30)

Total	(28)	(47)	(16)	(45)	(136)	(25)	(31)	(30)	(43)	(129)

Fund Management DE (before Principal Performance Payments)	27	71	(12)	39	125	8	7	5	5	25

Principal Performance Payments	(2)	(7)	1	(4)	(12)	—	(1)	—	—	(1)

Fund Management DE	$25	$64	$(11)	$35	$113	$8	$6	$5	$5	$24

Net Investment Income	—	1	2	1	4	1	1	(9)	5	(2)

Pre-tax Distributable Earnings	$25	$65	$(9)	$36	$117	$9	$7	$(4)	$10	$22

Net Returns[24]
Fortress Macro Fund Ltd	3.8%	9.1%	(3.0%)	4.0%	14.1%	(5.5%)	(0.4%)	1.1%	3.4%	(1.6%)
Drawbridge Global Macro Fund Ltd	3.6%	8.9%	(3.8%)	4.7%	13.7%	(5.5%)	(0.6%)	0.7%	3.3%	(2.2%)
Fortress Convex Asia Fund Ltd	(0.9%)	1.6%	(2.1%)	(1.9%)	(3.3%)	(1.1%)	(2.6%)	(0.6%)	(0.6%)	(4.9%)
Fortress Centaurus Global Fund Ltd	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Fortress Partners Fund LP25	2.2%	(2.0%)	4.1%	0.6%	4.8%	1.1%	2.1%	(1.4%)	(1.8%)	(0.1%)
Fortress Partners Offshore Fund LP25	3.1%	(0.9%)	5.0%	(0.6%)	6.7%	0.9%	2.2%	(1.4%)	(1.3%)	0.4%
Fortress Asia Macro Fund Ltd[23]	2.8%	9.8%	(1.1%)	4.8%	17.1%	(3.6%)	(1.9%)	1.4%	3.1%	(1.2%)

[18]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts.
[19]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[20]	Combined AUM for Fortress Convex Asia Fund LP, Fortress Convex Asia Fund Ltd, Fortress Convex Asia Fund PF LP and Fortress Convex Asia Fund PF Ltd.
[21]	Combined AUM for Fortress Centaurus Global Fund LP and Fortress Centaurus Global Fund Ltd.
[22]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[23]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts. In January 2015, the Fortress Asia Macro Funds and related managed accounts transitioned to Graticule Asset Management Asia, L.P., in which Fortress will have a non-controlling interest.
[24]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[25]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-g

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2013	Three Months Ended				Full Year 2014
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013		March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Logan Circle
Assets Under Management
AUM - Ending Balance	$21,937	$21,397	$23,581	$25,386	$25,386	$26,592	$29,133	$31,096	$32,342	$32,342

Net Client Flows	$1,153	$124	$1,938	$1,538	$4,753	$477	$1,730	$2,178	$1,035	$5,420

Segment Revenues
Management fees	$8	$9	$9	$10	$36	$11	$11	$13	$12	$47
Incentive income	—	—	—	—	—	—	—	—	—	—

Total	8	9	9	10	36	11	11	13	12	47
Segment Expenses
Operating expenses	(9)	(12)	(12)	(15)	(48)	(13)	(13)	(14)	(14)	(54)
Profit sharing compensation expenses	—	—	—	—	—	—	—	—	—	—

Total	(9)	(12)	(12)	(15)	(48)	(13)	(13)	(14)	(14)	(54)

Fund Management DE	$(1)	$(3)	$(3)	$(5)	$(12)	$(2)	$(2)	$(1)	$(2)	$(7)

Net Investment Income	—	—	1	2	3	—	1	(1)	2	2

Pre-tax Distributable Earnings	$(1)	$(3)	$(2)	$(3)	$(9)	$(2)	$(1)	$(2)	$—	$(5)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended				Full Year 2013	Three Months Ended				Full Year 2014
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013		March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
GAAP Net Income (Loss)	$67	$(2)	$101	$318	$484	$6	$69	$10	$148	$233

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(53)	—	(59)	(171)	(283)	(6)	(42)	(11)	(80)	(139)
Redeemable non-controlling interests in Income (Loss) of Consolidated Investment Company	—	—	—	—	—	—	—	2	(1)	1
Non-Controlling Interest in (Income) Loss of Consolidated Investment Company	—	—	—	—	—	—	—	—	10	(10)
Non-Controlling Interests in (Income) Loss of Consolidated Non-Investment Manager	—	—	—	—	—	3	4	3	4	15

GAAP Net Income (Loss) Attributable to Class A Shareholders	$14	$(2)	$42	$147	$201	$3	$31	$4	$61	$100

Private Equity incentive income	22	34	2	(38)	20	37	(8)	36	29	94
Hedge Fund and Logan Circle incentive income	59	133	(6)	(186)	—	30	26	21	(77)	—
Reserve for clawback	2	—	1	4	7	2	—	—	—	2
Distributions of earnings from equity method investees	4	5	3	3	15	9	47	6	10	72
Losses (earnings) from equity method investees	(35)	(24)	(57)	(8)	(124)	(17)	(20)	(38)	7	(68)
Equity method (earnings) losses earned by Fortress in the Investment Company	—	—	—	—	—	—	—	(3)	1	(2)
Losses (gains) on options	(29)	5	(3)	2	(25)	5	1	23	(1)	28
Losses (gains) on other Investments	(11)	(2)	4	(6)	(15)	5	42	(16)	(17)	14
Impairment of investments	—	(1)	—	—	(1)	—	—	(3)	—	(3)
Adjust income from the receipt of options	(26)	(10)	—	(7)	(43)	—	(2)	(2)	1	(3)
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—	—	—
Employee, Principal and director compensation	15	13	6	13	47	12	6	6	13	37
Adjust non-controlling interests related to Fortress Operating Group units	51	(4)	58	172	277	5	40	10	79	134
Tax receivable agreement liability reduction	8	—	—	1	9	—	—	4	29	33
Adjust income taxes - Investment Manager	26	1	15	24	66	6	8	3	(10)	7
Adjust consolidated Non-Investment Manager income (loss) allocable to Class A Shareholders	—	—	—	—	—	—	1	(1)	(1)	—
Adjust consolidated Investment Company income (loss) allocable to Class A Shareholders	—	—	—	—	—	—	—	3	(1)	2

Pre-tax Distributable Earnings	$100	$148	$65	$121	$434	$97	$172	$55	$123	$446

Investment Loss (income)	(5)	(6)	(13)	(12)	(36)	(10)	(97)	11	(14)	(109)
Interest Expense	2	2	1	—	5	—	1	1	1	3

Fund Management DE	$97	$144	$53	$109	$403	$87	$76	$67	$110	$340

GAAP Revenues	$244	$223	$232	$566	$1,265	$310	$427	$404	$671	$1,812

Adjust management fees	—	—	—	(1)	(1)	—	—	—	(1)	(1)
Adjust management fees for Non-Investment Manager - consolidated VIE	—	—	—	—	—	1	1	2	5	8
Adjust management fees for Investment Company - consolidated VIEs	—	—	—	—	—	—	—	—	—	—
Adjust incentive income	83	167	(3)	(218)	29	69	17	57	(47)	96
Adjust income from the receipt of options	(26)	(10)	—	(7)	(43)	—	(1)	(2)	—	(3)
Other revenues	(53)	(53)	(51)	(60)	(217)	(55)	(56)	(57)	(56)	(224)
Total revenues - consolidated Non-Investment Manager	—	—	—	—	—	(74)	(158)	(165)	(229)	(626)
Total revenues - consolidated Investment Company	—	—	—	—	—	—	—	—	—	—

Segment Revenues	$248	$327	$178	$280	$1,033	$251	$230	$238	$343	$1,062

GAAP Expenses	$221	$249	$184	$244	$898	$307	$379	$398	$530	$1,614

Adjust interest expense	(2)	(2)	(1)	—	(5)	—	(1)	(1)	(1)	(3)
Adjust employee, Principal and director compensation	(15)	(6)	(3)	(11)	(35)	(12)	(6)	(3)	(3)	(24)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—	—	—	—	—
Adjust expense reimbursements from affiliates and non-affiliates	(51)	(52)	(51)	(60)	(214)	(54)	(52)	(55)	(70)	(231)
Adjust Principal Performance Payments	(10)	(17)	(7)	(13)	(47)	(9)	(9)	(9)	(15)	(42)
Other	—	(1)	(1)	—	(2)	—	—	(1)	1	—
Total expenses - consolidated Non-Investment Manager	—	—	—	—	—	(75)	(163)	(163)	(220)	(621)
Total expenses - consolidated Investment Company	—	—	—	—	—	—	—	—	(1)	(1)

Segment Expenses	$143	$171	$121	$160	$595	$157	$148	$166	$221	$692

“Distributable earnings” is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (‘‘GAAP’’) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 11 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses” and “Principal Performance Payments.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	208,607,680	240,684,662	210,303,241	236,246,296

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(164,866)	(387,418)	(1,379,649)	(2,207,612)
Weighted average fully vested restricted Class A shares	(1,045,134)	(955,744)	(1,016,240)	(921,261)

Weighted Average Class A Shares Outstanding	207,397,680	239,341,500	207,907,352	233,117,423

Weighted average restricted Class A shares[26]	1,045,134	955,744	1,016,240	921,261
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	164,866	387,418	1,379,649	2,207,612
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	7,018,682	5,249,235	7,017,047	4,883,186
Weighted average Fortress Operating Group units	226,331,513	249,534,372	231,162,793	249,534,372
Weighted average Fortress Operating Group RPUs[27]	—	—	—	2,434,703

Weighted Average Class A Shares Outstanding (Used for DEPS)	441,957,875	495,468,269	448,483,081	493,098,557

Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	13,735,896	14,016,732	13,310,978	15,321,401

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	455,693,771	509,485,001	461,794,059	508,419,958

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[26]	Includes both fully vested and unvested restricted Class A shares.
[27]	Includes both fully vested and unvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of December 31, 2014			As of December 31, 2013
	GAAP Book Value	Investment Manager Book Value[28]	Net Cash and Investments	GAAP Book Value	Investment Manager Book Value[28]	Net Cash and Investments
Cash and Cash equivalents	$391,089	$391,089	$391,089	$364,583	$364,583	$364,583
Investments	1,110,543	1,110,543	1,110,543	1,253,266	1,253,266	1,253,266
Investments in options[29]	45,734	45,734	—	104,338	104,338	—
Due from Affiliates	320,318	320,318	—	407,124	407,124	—
Deferred Tax Asset, net	417,623	417,623	—	354,526	354,526	—
Other Assets	173,476	173,476	—	190,595	190,595	—
Investment Company - consolidated VIEs	91,659	91,659	4,803	—	—	—

Assets - Investment Manager	2,550,442	2,550,442	1,506,435	2,674,432	2,674,432	1,617,849
Assets - Non-Investment Manager - consolidated VIEs	3,384,444	—	—	—	—	—

Total Assets	5,934,886	2,550,442	1,506,435	2,674,432	2,674,432	1,617,849

Debt Obligations Payable	$75,000	$75,000	$75,000	$—	$—	$—
Accrued Compensation and Benefits	372,745	372,745	—	417,309	417,309	—
Due to Affiliates	375,424	375,424	—	344,832	344,832	—
Deferred Incentive Income	304,526	304,526	—	247,556	247,556	—
Other Liabilities	87,987	87,987	—	49,830	49,830	—
Investment Company - consolidated VIEs	103	103

Liabilities - Investment Manager	1,215,785	1,215,785	75,000	1,059,527	1,059,527	—
Liabilities - Non-Investment Manager - consolidated VIEs	1,651,266	—	—	—	—	—

Total Liabilities	2,867,051	1,215,785	75,000	1,059,527	1,059,527	—

Less: Redeemable Non-controlling Interests, Investment Company - consolidated VIEs	1,717	1,717	N/A	N/A	—	—
Less: Non-controlling Interests in equity of Investment Company - consolidated VIEs	N/A	85,001	N/A	N/A	—	—
Add: Investment in, Options and Receivables due from Non-Investment Manager - consolidated VIEs	N/A	35,017	4,612	N/A	—	—

Net	$3,066,118	$1,282,956	$1,436,047	$1,614,905	$1,614,905	$1,617,849

		Shares Outstanding	Dividend Paying Shares and Units Outstanding		Shares Outstanding	Dividend Paying Shares and Units Outstanding
Class A Shares		207,490	207,490		239,786	239,786
Restricted Class A Shares		1,045	1,045		956	956
Fortress Operating Group Units		226,332	226,332		249,534	249,534
Fully Vested Class A Shares - Dividend Paying		—	194		—	7
Unvested Class A Shares - Dividend Paying		—	7,002		—	5,233

Shares Outstanding		434,867	442,063		490,276	495,516

Per Share		$2.95	$3.25		$3.29	$3.26

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[28]	The Investment Manager Book Value excludes Non-Investment Manager - consolidated VIEs as Fortress has no obligation to satisfy the liabilities of New Senior or New Media and, similarly, Fortress does not have the right to make use of New Senior’s or New Media’s assets to satisfy its obligations.
[29]	The definition of Net Cash and Investments has been modified to exclude investments in options. The intrinsic value of options in equity method investees totaled $64 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares at their December 31, 2014 closing price and differs from the fair value derived from option pricing models included in the table above. All prior periods have been recast to reflect this change.